KINGSTONE

**FOR IMMEDIATE RELEASE**

# Kingstone Announces Estimated Fourth Quarter 2022 Catastrophe Losses

Company Release - 2/1/2023 8:00 AM ET

*2022 Direct Written Premiums to Exceed $200 Million*

KINGSTON, N.Y.--(BUSINESS WIRE)-- **Kingstone Companies, Inc. (Nasdaq: KINS)** (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, today announced that Kingstone Insurance Company, its wholly-owned subsidiary, estimates net pre-tax catastrophe losses for the fourth quarter of 2022 of $3.66 million ($2.89 million after-tax) or 12.0 points of net earned premium. Catastrophe losses for the quarter primarily resulted from Winter Storm Elliott, which significantly impacted the Northeast, including the states in which Kingstone operates.

“The footprint of Winter Storm Elliott expanded to each of the geographies in which Kingstone operates, including New York where we have the majority of the Company’s business. Accordingly, our business was impacted by severe and widespread weather-related residential property losses, consistent with industry trends,” said Barry Goldstein, Kingstone's Chairman and Chief Executive Officer.

Goldstein continued, “I am delighted to share that Kingstone achieved a milestone in 2022 with annual direct written premiums exceeding $200 million for the first time. The increase in our premiums at a higher rate than the growth in exposures is representative of the progress we are making on our go-forward plan to return Kingstone to profitability.”

As previously announced, Kingstone will hold its 2022 Fourth Quarter and Full Year 2022 financial results conference call for analysts and investors on Friday, March 31, 2023 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on Thursday, March 30th.

Financial information, including material announcements about Kingstone Companies, is routinely posted on www.kingstonecompanies.com.

## About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

## Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission under "Factors That May Affect Future Results and Financial Condition" and Part I, Item 2 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2022 filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following:

- As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.
- Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.
- We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.
- The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.
- Changing climate conditions may adversely affect our financial condition, profitability or cash flows.
- Because a significant portion of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.
- We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.
- Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.
- We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Arielle Rothstein / Kaitlin Kikalo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449